EXHIBIT 99.1

News Release

Contact:	Corporate Communications
Phone:	(713) 324-5080
Address:

1600 Smith Street, Houston, TX 77002

          RICHARD F. WALLMAN ELECTED TO EXPRESSJET BOARD

            HOUSTON, Jan. 2, 2004 – ExpressJet Holdings (NYSE: XJT) today announced the election of Richard F. Wallman to fill a vacancy on the Board of Directors.

            Wallman retired in July 2003, having served as Senior Vice President and Chief Financial Officer of Honeywell International Inc., and its predecessor, Allied Signal Inc., since March 1995.  Prior to joining Honeywell, Mr. Wallman held positions with IBM, Chrysler and Ford.  Mr. Wallman is 52 years old and is also a director of Ariba, Inc., Avaya Inc., Hayes Lemmerz International, Inc. and Lear Corporation.

            ExpressJet Airlines, Air Transport World’s 2003 Regional Airline of the Year, operates as Continental Express, the regional jet affiliate of Continental Airlines.  With service to 127 destinations in the United States, Canada, Mexico and the Caribbean, Continental Express operates all of Continental’s regional jet service from its hubs in Houston, New York and Cleveland.  Continental Express offers customers efficient service and comfortable leather seating, along with advance seat assignments and OnePass frequent flyer miles that can be redeemed on Continental and partner airlines.  ExpressJet Airlines, which employs more than 6,000 people, is owned by ExpressJet Holdings, Inc. For more information, visit expressjet.com.

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